Exhibit 21.1

Subsidiaries of the Registrant

AHN Acquisition GmbH (Germany)

Asys Hitech GmbH (Austria)

Biochrom Limited (United Kingdom)

Biochrom US, Inc. (Delaware, United States)

BioDrop Ltd. (United Kingdom)

Cartesian Technologies, Inc. (Delaware, United States)

CMA Microdialysis AB (Sweden)

Coulbourn Instruments, LLC (Delaware, United States)

Data Sciences International, Inc. (Delaware, United States)

Data Sciences (UK) MN, Ltd. (United Kingdom)

Data Sciences EURL (France)

Data Sciences GmbH (Germany)

DSI (Shanghai) Trading Co Ltd. (China)

Ealing Scientific Limited (doing business as Harvard Apparatus, Canada) (Canada)

FKA GSI US, Inc. (formerly Genomic Solutions, Inc.) (Delaware, United States)

FKAUBI, Inc. (formerly Union Biometrica, Inc.) (Delaware, United States)

Genomic Solutions Canada, Inc. (Delaware, United States)

Harvard Apparatus, S.A.R.L. (France)

Harvard Bioscience (Shanghai) Co. Ltd.

Harvard Distribution Oldco, Inc. (formerly Denville Scientific, Inc.) (Delaware, United States)

HEKA Electronics Incorporated (Canada)

HEKA Electronik GmbH (Germany)

HEKA Instruments Incorporated (New York, United States)

Hoefer, Inc. (Delaware, United States)

Hugo Sachs Elektronik - Harvard Apparatus GmbH (Germany)

KD Scientific, Inc. (Massachusetts, United States)

MultiChannel Systems MCS GmbH (Germany)

Panlab S.L. (Spain)

Scie-Plas Ltd. (United Kingdom)

Triangle BioSystems, Inc. (Delaware, United States)

Walden Precision Apparatus Ltd. (United Kingdom)

Warner Instruments LLC (Delaware, United States)